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                                                                      Exhibit 11

CENFED FINANCIAL CORPORATION
COMPUTATION OF EARNINGS PER SHARE

                                                             THREE MONTHS ENDED JUNE 30, 1997
                                                            -----------------------------------
                                                               PRIMARY            FULLY DILUTED
                                                                BASIS                 BASIS
                                                             ----------            ------------
A        Average Common Shares Outstanding                    5,728,834             5,728,834
                                                             ----------            ----------
         Common Stock Equivalents:
B        Average Stock Options Outstanding                      488,017               491,449
C        Average Option Exercise Price                          $11.897               $12.027
                                                             ----------            ----------
D          Exercise Proceeds (B x C)                         $5,806,061            $5,910,879
                                                             ----------            ----------
E        Average Market Price in Period                          $29.05                $34.50
F        Shares Repurchased at Market Price (D / E)             199,871               171,330
                                                             ----------            ----------
G          Increase in Common Shares (B - F)                    288,146               320,119
H        Unallocated Shares in Employee Stock Ownership
         Plan Trust                                             115,709               115,709
                                                             ----------            ----------
I        Shares Outstanding and Equivalents (A + G - H)       5,901,271             5,933,244
                                                             ==========            ==========
J        Net Income for Period                               $3,796,000            $3,796,000
                                                             ==========            ==========
         EARNINGS PER SHARE (J / I)                               $0.64                 $0.64
                                                             ==========            ==========

                                                               SIX MONTHS ENDED JUNE 30, 1997
                                                            -----------------------------------
                                                               PRIMARY            FULLY DILUTED
                                                                BASIS                 BASIS
                                                             ----------            ------------
A        Average Common Shares Outstanding                    5,725,259             5,725,259
                                                             ----------            ----------
         Common Stock Equivalents:
B        Average Stock Options Outstanding                      520,862               522,864
C        Average Option Exercise Price                          $11.842               $11.914
                                                             ----------            ----------
D          Exercise Proceeds (B x C)                         $6,168,160            $6,229,445
                                                             ----------            ----------
E        Average Market Price in Period                          $28.99                $34.50
F        Shares Repurchased at Market Price (D / E)             212,769               180,564
                                                             ----------            ----------
G          Increase in Common Shares (B - F)                    308,093               342,300
H        Unallocated Shares in Employee Stock Ownership         120,167               120,167
         Plan Trust
                                                             ----------            ----------
I        Shares Outstanding and Equivalents (A + G - H)       5,913,185             5,947,392
                                                             ==========            ==========
J        Net Income for Period                               $7,332,000            $7,332,000
                                                             ==========            ==========
         EARNINGS PER SHARE (J / I)                               $1.23                 $1.23
                                                             ==========            ==========